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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K


                   CURRENT REPORT UNDER SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) October 29, 1999
                                                        ----------------



                             NEW HAMPSHIRE THRIFT
                               BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)


        State of Delaware            0-17859                  02-0430695
    (State of Incorporation) (Commission File Number) (IRS Employer I.D. Number)


        9 Main St., PO Box 9, Newport, NH                 03773
     (Address of principal executive offices)           (Zip Code)


                                 603-863-0886
             (Registrant's telephone number, including area code)


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 2. ACQUISITION OF ASSETS

        As of the close of business on October 29, 1999, the Bank completed its purchase of certain assets and assumption of certain liabilities of New London Trust, FSB, including the three branches, pursuant to an agreement entered with PM Holdings, Inc., ("PM Holdings"), a wholly owned subsidiary of Phoenix Home Life Mutual Insurance Company ("Phoenix"), and PM Trust Holding Company, a wholly owned subsidiary of PM Holdings. The acquisition occurred immediately after PM Trust's acquisition of all outstanding capital stock of New London Trust from Sun Life Assurance Company of Canada (U.S.). Lake Sunapee Bank, fsb intends to use the property and equipment acquired in the same capacity as New London Trust, FSB. The agreements among the parties relating to this transaction were filed as exhibits to the Form 10-QSB for the quarter ended March 31, 1999.

        In connection with the acquisition, the Bank acquired the New London main office, Andover and Newbury branches of New London Trust with deposits totaling approximately $100 million and gross loans totaling approximately $81 million. The consolidated assets of the Company upon consummation of the acquisition of the three branches are in excess of $450 million. The acquisition was consummated after satisfaction of certain conditions, including the receipt of all requisite regulatory approvals and will be accounted for as a purchase under generally accepted accounting principles. The Bank paid $10,576,000 of a deposit premium.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        This Form 8-K includes as exhibits certain financial information required under Item 7 which were not contained in Item 5 of the previously filed Form 10-QSB filed with the SEC on November 15, 1999. Lake Sunapee Bank did not purchase all of the assets and liabilities of New London Trust, FSB; therefore, financial statements for New London Trust, FSB are not presented.

        a)  UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION CONSISTING OF:

            Unaudited Pro Forma Combined Consolidated Balance Sheet as of September 30, 1999 herein attached as exhibit 99.1.

            Unaudited Pro Forma Combined Consolidated Statements of Income for the nine months ended September 30, 1999 and the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 1998 herein attached as exhibit 99.1.
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        b)  EXHIBITS

            The agreements among the parties relating to this transaction were filed as exhibits to the Form 10-QSB for the quarter ended March 31, 1999 and are incorporated herein by reference.

            10.8  Stock Purchase Agreement dated April 12, 1999

            10.9  Purchase and Assumption Agreement dated April 12, 1999

            10.10 Asset and Liability Allocation Agreement dated April 12, 1999

            99.1 Lake Sunapee Bank, fsb and New London Trust, FSB Unaudited Pro Forma Combined Consolidated Balance Sheet as of September 30, 1999 and Unaudited Pro Forma Combined Consolidated Statements of Income for the nine months ended September 30, 1999 and the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 1998. (Filed Herewith)

        CAUTIONARY STATEMENT FOR PURPOSED OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

        This Current Report and other written and oral statements made by or on behalf of Lake Sunapee Bank, fsb contains or may contain certain "forward-looking statements" including statements concerning plans, objectives and future events or performance, and other statements which are other than statements of historical fact. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) failure to fully realize or to realize within the expected time frame expected cost savings from the acquisition; (ii) lower than expected income or revenues following the acquisition, or higher than expected operating costs; (iii) a significant increase in competitive pressure in the banking and financial services industry;
        (iv) business disruption related to the acquisition; (v) greater than expected costs or difficulties related to the integration of New London Trust, FSB; (vi) litigation costs and delays caused by litigation; (vii) unanticipated regulatory constraints arising from the acquisition;
        (viii) reduction in interest margin due to changes in the interest rate conditions, including acquisition and growth opportunities; (x) legislation or regulation changes which adversely affect the businesses in which Lake Sunapee is engaged; and (xi) other unanticipated occurrences which increase the costs related to the acquisition or decrease the expected financial benefits of the acquisition.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    1-14-00                             By:  /s/ Stephen W. Ensign
      ----------------------                      ------------------------------
                                                  Vice Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer

Date:    1-14-00                             By:  /s/ Stephen R. Theroux
      ----------------------                      ------------------------------
                                                  Executive Vice President and
                                                  Chief Operating Officer

Date:    1-14-00                             By:  /s/ Daryl J. Cady
      ----------------------                      ------------------------------
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                                  (Principal Accounting Officer)